UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 19, 2025

Key Tronic Corporation
(Exact name of registrant as specified in its charter)

Washington		0-11559	91-0849125
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road	Spokane Valley,	Washington	99216
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code (509) 928-8000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	KTCC	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On December 19, 2025, Key Tronic Corporation ("the Company") committed to a plan to modify its China-based operations. The Company will end its manufacturing operations in its China-based facility and instead intends to refocus operations in China on sourcing and procurement activities intended to support its remaining global locations (the "Plan"). The Company will continue to manufacture certain of its existing and future demand at one of its other manufacturing facilities, and does not expect to experience any material adverse revenue impacts as a result. The additional capacity created in the Company's Vietnam-based facility in the last year is expected to sufficiently support the majority of the relocated demand.

The Plan is designed to better align the Company’s organizational structure and resources with its strategic initiatives, including filling its capacity recently created in Vietnam, and is also expected to reduce the Company's risk related to future geopolitical tensions. The Plan is expected to be completed by the Company's fourth fiscal quarter of 2026, and it is anticipated to save approximately $1.2 million per quarter following completion.

In connection with this Plan, the Company expects to pay out approximately $1.1 million in severance-related expenses and approximately $0.2 million related to previously accrued compensation. The Company also expects to incur non-cash expenses with respect to the Plan related to the transfer, disposal, and write-off of certain existing inventory, fixed assets, deferred taxes, and other assets totaling approximately $4.8 million to $5.8 million.

In accordance with paragraph (d) of Item 2.05, the Company will provide further details by amendment to this Current Report on Form 8-K at such time it is able to estimate any other material costs the Company expects to incur.

ITEM 7.01 REGULATION FD DISCLOSURE

As previously disclosed, the Company has been restructuring its facility in Juarez, Mexico to focus on higher volume manufacturing. In connection with this restructuring and related headcount reductions, the Company has incurred severance charges in prior periods. The Company expects to incur approximately $2.5 to $3.5 million in additional charges during its second fiscal quarter related to severance at its Mexico based facility. This is expected to provide approximately $2.1 million in quarterly savings moving forward.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expected operating modifications, the expected timing of completion of the Plan, and the estimated charges and financial impact associated with implementing the Plan. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of those risks and uncertainties, which include, without limitation, risks related to the Company’s operating expense reductions and the Company’s ability to accurately estimate the charges associated with such reductions in implementing the Plan. Other factors that could cause actual results to differ from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. In addition, the charges associated with the Plan may be greater than anticipated. The Plan may have an adverse impact on the Company’s business and results of operations. Readers should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. The Company disclaims any obligation to update information contained in any forward-looking statements contained in this Current Report on Form 8-K whether as a result of new information, future events, or otherwise.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION (Registrant)
Date: December 22, 2025

	By:	/s/ Anthony G. Voorhees
Anthony G. Voorhees, Executive Vice President of Administration, CFO and Treasurer
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